Exhibit 99.45

Notice to U.S. Investors

This business combination is made for the securities of a foreign company.  The business combination is subject to disclosure requirements of a foreign country that are different from those of the United States.  Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country.  You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws.  It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than in the business combination, such as in open market or privately negotiated purchases.

CROSS-BORDER MERGER OF MEDIASET S.P.A. AND MEDIASET ESPAÑA
COMUNICACIÓN S.A. WITH AND INTO MEDIASET INVESTMENT N.V.

Terms and conditions for the initial allocation of Special Voting Shares A

This document provides the terms and conditions of the initial allocation of the Special Voting Shares A (as defined below) which will be initially assigned to the eligible shareholders of the company resulting from the cross-border merger of Mediaset S.p.A. (Mediaset) and Mediaset España Comunicación S.A. (Mediaset España) with and into Mediaset Investment N.V. (the Merger) on the thirtieth calendar day after the effective date of the Merger. Mediaset Investment N.V., upon effectiveness of the Merger, will be renamed MFE - MediaForEurope N.V. (the Company or MFE).

1.                                      Purpose of special voting shares

The purpose of the special voting structure is to foster the development and continued involvement of a core base of long-term shareholders in a manner that reinforces the Mediaset group’s stability. In particular, long-term ownership of ordinary shares of MFE will be promoted by granting eligible shareholders with special voting shares granting additional voting rights to the one granted by each ordinary share of the Company.

2.                                      Special Voting Shares A

Thirty calendar days after the effective date of the Merger, and provided that the initial allocation procedure described in the present document and in the “Terms and Conditions for Special Voting Shares” is duly complied with, former Mediaset España shareholders, which will receive MFE shares in exchange for the Mediaset España shares held, will be entitled, in the aggregate, to 3 voting rights for each ordinary share held in the share capital of the Company. For this purpose, the Company will issue — in addition to the ordinary shares issued in the context of the Merger — special voting shares attaching 2 voting rights each (the Special Voting Shares A). On the thirtieth calendar day after the effective date of the Merger (the Initial Allocation Date A), such Special Voting Shares A will be allotted to those eligible shareholders in addition to each of the ordinary shares of the Company already held and assigned in the context of the Merger (attaching one voting right each).

Special Voting Shares A will also be issued and allotted to those former Mediaset shareholders which will receive MFE shares in exchange for the Mediaset España shares held, provided that they are entitled to receive them.

Special Voting Shares A will have minimal economic entitlements. Such economic entitlements are designed to comply with Dutch law but are immaterial.

3.                                      Requirements to be complied with in order to receive Special Voting Shares A on the Initial Allocation Date A

Mediaset España shareholders who wish to receive Special Voting Shares A on the Initial Allocation Date A will have to:

(i)                       transmit an election form (the Initial Election Form), available on the corporate website of Mediaset España (www.telecinco.es), duly filled in and signed, to the depository intermediary where their relevant Mediaset España shares are registered, in order for the latter to procure that the Initial Election Form is received by or on behalf of Mediaset España during the period starting on 15 July 2019 and ending no later than 26 August 2019 (i.e., the seventh business day prior to the extraordinary shareholders’ meeting of Mediaset España convened to approve the Merger); and

(ii)                    uninterruptedly own their Mediaset España shares (as well as their ordinary shares of the Company received upon completion of the Merger in accordance with the exchange ratio), in relation to which allotment of Special Voting Shares A will have been requested, during the period between the day when the Initial Election Form is transmitted to their respective depository intermediary and the Initial Allocation Date A.

Without prejudice to the permitted transfers set out in paragraph 5 (Permitted transfers and Change of Control), in case of transfer of such Mediaset España shares prior to the completion of the Merger (as well as in case of transfer of the corresponding ordinary shares of the Company following completion of the Merger, but prior to the Initial Allocation Date A), the requesting shareholder shall lose the right to receive the Special Voting Shares A on the Initial Allocation Date A.

On the Initial Allocation Date A, Special Voting Shares A will be assigned to former Mediaset España shareholders having elected to receive them if both requirements listed above are met.

In filling in the Initial Election Form, shareholders shall indicate the number of Mediaset España shares held in relation to which they wish to receive, in addition to the ordinary shares of the Company, a corresponding number of Special Voting Shares A.

The Initial Election Form, duly filled in and signed by the requesting shareholder, must be received by or on behalf of Mediaset España, through the respective depository intermediary where the relevant shares are registered, by and no later than 26 August 2019 (i.e., the seventh business day prior to the extraordinary shareholders’ meeting of Mediaset España convened to approve the Merger).

The ownership of Mediaset España shares as of the date of the Initial Election Form will be attested by the depositary intermediary itself by counter-signing the Initial Election Form.

4.                                           Blocking the Mediaset España shares

In order to facilitate the identification of the exact number of Special Voting Shares A to be issued and to be assigned on the Initial Allocation Date A, the Mediaset España shares in relation to which the Initial Election Form shall have been submitted will be immobilized by the depository intermediary where the relevant Mediaset España shares are registered. The immobilized Mediaset España shares cannot be sold, disposed of, transferred, pledged or subjected to any lien, fixed or floating charge, or to other encumbrances. At any time, a holder of immobilized Mediaset España shares may cancel its Initial Election Form and request to unblock such Mediaset España shares so that they are again freely tradable pursuant to a communication substantially in the form attached hereto as Annex, and, as a consequence, he or she will lose the right to receive Special Voting Shares A at the Initial Allocation Date A.

Mediaset España shareholders, who exercise their withdrawal right in connection with the resolution to be adopted by the extraordinary shareholders’ meeting of Mediaset España convened to approve the Merger, shall not be entitled to receive Special Voting Shares A in relation to Mediaset España withdrawn shares.

5.                                           Permitted transfers and Change of Control

Immobilized Mediaset España shares can be unblocked and transferred to Loyalty Transferees (as defined in the “Terms and Conditions for Special Voting Shares”). A transfer of immobilized

Mediaset España shares to a Loyalty Transferee will not prevent the latter from receiving Special Voting Shares A on the Initial Allocation Date A. The Loyalty Transferee and the transferring shareholder are obliged to deliver the documentation evidencing the transfer.

A Mediaset España shareholder who has requested to receive Special Voting Shares A on the Initial Allocation Date A will no longer be entitled to receive Special Voting Shares A upon the occurrence, in respect of such shareholder, of a Change of Control (as defined in the “Terms and Conditions for Special Voting Shares”). Upon the occurrence of a Change of Control, the relevant shareholder must promptly notify Mediaset España (or its agent) thereof.

6.                                           Registration procedure in the Loyalty Register

Upon effectiveness of the Merger, Mediaset España shares in relation to which allotment of Special Voting Shares A is requested will be exchanged for a corresponding number of ordinary shares of the Company, in accordance with the applicable exchange ratio. Immediately after the effective date of the Merger, such ordinary shares will be registered in a separate register held by the Company (the Loyalty Register) and will become initial electing ordinary shares (the Initial Electing Ordinary Shares).

In order to become Qualifying Ordinary Shares (as defined below), such Initial Electing Ordinary Shares cannot be sold, disposed of, transferred, pledged or subjected to any lien, fixed or floating charge, or to other encumbrances. However, Initial Electing Ordinary Shares can be transferred to Loyalty Transferees (as defined in the “Terms and Conditions for Special Voting Shares”).

After thirty calendar days of uninterrupted ownership, by the same shareholder (or its Loyalty Transferee), of Initial Electing Ordinary Shares starting from the effective date of the Merger, such shares will become qualifying ordinary shares (the Qualifying Ordinary Shares) and — subject to the requesting shareholder meeting the Qualifying Shareholding Obligation and the Contract Obligation (pursuant to Article 8.4 of the “Terms and Conditions for Special Voting Shares”) — the holder thereof will receive one Special Voting Share A per each Qualifying Ordinary Share held.

At any time, a holder of Initial Electing Ordinary Shares may request the de-registration of (all or some of) its Initial Electing Ordinary Shares from the Loyalty Register. Following de-registration from the Loyalty Register, such shares will cease to be Initial Electing Ordinary Shares and will be freely tradable and the holder thereof shall lose the right to receive a corresponding number of Special Voting Shares A.

Similarly, at any time, a holder of Special Voting Shares A may request the de-registration of (all or some of) its Qualifying Ordinary Shares from the Loyalty Register. Following de-registration from the Loyalty Register, such shares will cease to be Qualifying Ordinary Shares and will be freely tradable and the corresponding Special Voting Shares A must be transferred to the Company for no consideration.

* * *

Further information on the initial allocation procedure of Special Voting Shares A is included in the “Terms and Conditions for Special Voting Shares”, attached to the common merger plan relating to the Merger, available on the corporate website of Mediaset España (www.telecinco.es).

Further information on the subsequent allocation procedure of special voting shares is included in the “Terms and Conditions for Special Voting Shares”, attached to the common merger plan relating to the Merger, available on the corporate website of Mediaset España (www.telecinco.es).

ANNEX

OPT-OUT FORM

OPT-OUT FORM FOR MEDIASET ESPAÑA SHAREHOLDERS

FOR THE ORDINARY SHARES FROM THE INITIAL ELECTION FORM FOR THE ALLOCATION OF SPECIAL VOTING SHARES A OF MFE — MEDIAFOREUROPE N.V.
BEFORE THE MERGER OF MEDIASET S.P.A. AND MEDIASET ESPAÑA COMUNICACIÓN, S.A. WITH AND INTO MEDIASET INVESTMENT N.V.

To: Mediaset España Comunicación S.A. c/o Computershare Investor Service plc, Sucursal en España, through the depositary intermediary, by e-mail to telecinco@computershare.es.

Disclaimer

The holder of Mediaset España Comunicación S.A. (Mediaset España) shares (the Opting-Out Shareholder) must fill in and sign this Opt-Out Form (the Form) pursuant to the instructions here below in order to withdraw the request made by the Opting-Out Shareholder at the time of signing and delivering the Initial Election Form to Mediaset España (or its agent), through the relevant depositary intermediary (as per the instructions included in the Initial Election Form), to receive the Special Voting Shares A issued as a result of the completion of the merger of Mediaset S.p.A. (Mediaset) and Mediaset España with and into Mediaset Investment N.V. (the Merger), company which will — upon effectiveness of the Merger — be renamed MFE - MEDIAFOREUROPE N.V. (the Company).

This Form shall be read jointly with the “Terms and Conditions for Special Voting Shares” and the “Terms and conditions for the initial allocation of Special Voting Shares A” available on the corporate website of Mediaset España.

This Form, duly filled in and signed by the Opting-Out Shareholder, must be sent by e-mail to the address indicated above and must be received by or on behalf of Mediaset España on or before the date on which the Merger is legally effected (the Opt-out Term) through the relevant depositary intermediary with its confirmation that such Opting-Out Shareholder submitted the Initial Election Form and holds title to the Mediaset España shares included in this Form. Any Opting-Out Form received after the Final Term shall not be valid for the purpose of requesting to withdraw the request made when signing and delivering the Initial Election Form.

In this Form, the defined English words shall have the same meaning ascribed to them in the “Terms and Conditions for Special Voting Shares”, unless otherwise defined herein.

1.                                 Data of the Opting-Out Shareholder

(please fill in the following table with the same information as the Initial Election Form)

Name and surname or Corporate name

Tax Code:                                                      Date of birth    /   /   Place of birth

Address or registered seat

Telephone number                                                                      E-mail address

(if the signing party acts on behalf of the Initial Electing Shareholder, please fill in the following table including data relating to the signing party)

Name and surname                                                                                               In the quality of

Tax Code:                                                                          Date of birth   /   /   Place of birth

Telephone number                                                                          E-mail address

2.                                 Number of Mediaset España shares held in relation to which the Opting-Out Shareholder withdraws the Initial Election Form

(please include all or part of the Ordinary Shares in the Initial Election Form)

No. of Shares                                                        Security Account no.

Depositary Intermediary

3.                                 Acknowledgments and authorizations

The Opting-Out Shareholder, through the transmission of this Form, duly completed, irrevocably and unconditionally:

a)             acknowledges that as of the date hereof, the Ordinary Shares included in this Form will no longer be entitled to be held as Initial Electing Ordinary Shares;

b)             acknowledges that he/she/it forfeits the right to receive Special Voting Shares A upon the Initial Allocation Date A but without prejudice to the right to request the Special Voting Shares A after the effectiveness of the Merger in accordance with the “Terms and Conditions for Special Voting Shares”;

c)              instructs for the Mediaset España shares in relation to which the Opting-Out Shareholder withdraws his or her Initial Election Form be unblocked by the depositary intermediary;

d)             Personal data. Personal data provided by the Opting-Out Shareholder in the Form or generated as a consequence of his/her withdrawal of the acquisition of Special Voting Shares A shall be initially processed by Mediaset España, and upon completion of the Merger, shall be processed by the Company on the basis of and for the purposes of (i) managing the withdrawal requested by the Opting-Out Shareholder, and (ii) complying with applicable laws. The data shall be retained by the Company while legal liabilities and duties exist. The data may be shared with agents and other intermediaries. Access, erasure and other rights can be exercised by contacting at privacidad@conecta5.es. Data protection authorities may contacted for queries or complaints.

4.                                      Governing law and disputes

This Form will be governed by Spanish law. The courts of the city of Madrid will be the competent courts in connection with any dispute that might arise in relation with this Form.

The Opting-Out Shareholder	(signature)

(if the signing party signs this Form on behalf of the Opting-Out Shareholder, reference shall be made to the table under point No. 1 above)

5.                                      The depositary intermediary

a)                           confirms the number of Mediaset España shares owned by the Opting-Out Shareholder at the date of this Form;

b)                           undertakes to cause this Form to be received by or on behalf of Mediaset España on behalf of the Opting-Out Shareholder within and no later than the Opt-out Term, advanced by e-mail to Computershare Investor Service plc, Sucursal en España;

c)                            agrees to unblock the number of Mediaset España shares indicated under paragraph (2) above and, if applicable, undertakes to maintain blocked the rest of Mediaset España shares owned by the Opting-Out Shareholder not comprised in this Form.

Date

The Intermediary	(Stamp and signature)